EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the On Track Innovations Ltd. 2001 Share Option Plan, 2001 Employee Share Purchase Plan and 1995 Share Option Plan, of our report dated August 28, 2002, with respect to the consolidated financial statements of On Track Innovations Ltd., included in its Registration Statement (Form F-1), filed with the Securities and Exchange Commission on November 7, 2002.


                                                Luboshitz Kasierer
                             An Affiliate Member of Ernst & Young International

Tel-Aviv
November 20, 2002